Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (Nos. 333-110066, 333-07141 and 333-213637) on Form S-8 of Trustmark Corporation of our report dated May 30, 2019, relating to the financial statements and supplemental schedule of the Trustmark 401(k) Plan, which appears in this Annual Report on Form 11-K of Trustmark 401(k) Plan for the year ended December 31, 2018.

/s/ Hancock Askew & Co., LLP

Norcross, Georgia
May 30, 2019